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                                                                      EXHIBIT 11


                            Broadway & Seymour, Inc.
                        Computation of Earnings per Share
                 (In thousands, except share and per share data)
                                   (Unaudited)

                                                           Three months ended        Six months ended
                                                         June 30,      June 30,    June 30,      June 30,
                                                           1998          1997        1998          1997
                                                         --------      -------     --------      --------
Net income (loss)                                        ($2,666)      $  785      ($2,665)      $1,265
                                                         =======       ======      =======       ======
Basic earnings (loss) per share:
    Weighted average common shares outstanding             9,190        9,070        9,190        9,027

    Net income (loss) per common share                   ($ 0.29)      $ 0.09      ($ 0.29)      $ 0.14
                                                         =======       ======      =======       ======


Diluted earnings (loss) per share:
    Weighted average common shares outstanding             9,190        9,070        9,190        9,027

    Addition from assumed exercise of stock options                       126                        94
                                                         -------       ------      -------       ------
    Weighted average common and common equivalent
        shares outstanding                                 9,190        9,196        9,190        9,121
                                                         =======       ======      =======       ======

    Net income (loss) per common and common
        equivalent share                                 ($ 0.29)      $ 0.09      ($ 0.29)      $ 0.14
                                                         =======       ======      =======       ======